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                                       Registration Statement No.333________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              Concord Camera Corp.
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               (Exact name of issuer as specified in its charter)

         New Jersey                                13-3152196
------------------------------                  ------------------
(State or other jurisdiction                     (I.R.S. Employer
incorporation or organization)                  Identification No.)

                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 650N
                            Hollywood, Florida, 33021
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               (Address of Principal Executive Offices) (Zip Code)

           Concord Camera Corp. Stock Option Plan For Wilfried Bittner
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                            (Full title of the plan)

                               Assistant Secretary
                              Concord Camera Corp.
                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 650N
                            Hollywood, Florida 33021
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                     (Name and address of agent for service)

                                 (954) 331-4200
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          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                        Ralph J. Sutcliffe, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                        1114 Avenue of the Americas
                        New York, NY 10036-7798

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                         CALCULATION OF REGISTRATION FEE

Title of                                                          Amount
securities       Amount         Offering          Aggregate       of
to be            to be          price             offering        registration
registered       registered     per share(1)      price           fee
----------       ----------     ------------      ---------       ------------
Common Stock
no par value     10,000         $3.19             $31,900         $6.38
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(1) Pursuant to Rule 457(h)(1), the offering price per share is the price at which the options issued pursuant to the employee stock option plan may be exercised.



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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  The following documents, which have been filed by the registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement as of their respective dates:

                  (a) The registrant's annual report on Form 10-K for the fiscal year ended June 30, 1998, quarterly report on Form 10-Q for the quarter ended October 3, 1998, quarterly report on Form 10-Q for the quarter ended January 2, 1999 and quarterly report on Form 10-Q for the quarter ended April 3, 1999.

                  (b) The registrant's Proxy Statement for the Annual Meeting of Shareholders held on April 22, 1999.

                  (c) The description of the registrant's capital stock contained in the latest registration statement of the registrant under the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 5.  Interests of Named Experts and Counsel.

                  As of June 1, 1999, certain members of the law firm of Kronish Lieb Weiner & Hellman LLP, counsel to the registrant, own, in the aggregate, 124,600 shares of the registrant's no par value common stock ("Common Stock").


Item 6.  Indemnification of Directors and Officers

                  The New Jersey Business Corporation Act ("NJBCA") permits a corporation to indemnify its directors and officers against reasonable costs, disbursements, attorneys' fees, judgments, fines, penalties and amounts paid in settlement incurred by them in connection with any proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for reasonable costs, disbursements and attorneys' fees incurred by directors and officers in connection with the defense or settlement of such action if they acted in good faith and in a


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manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; however, no indemnification shall be made if such directors and officers shall have been adjudged liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought determines upon application that despite the adjudication of liability, but in view of all circumstances of the case, such directors and officers are fairly and reasonably entitled to indemnity for the expenses that the Superior Court or such other court deems proper. The NJBCA further provides that to the extent any director or officer has been successful on the merits or otherwise in defense of any action or proceeding referred to in this paragraph or in defense of any claim, issue or matter therein, such person shall be indemnified against reasonable costs, disbursements, and attorneys' fees incurred by him in connection therewith.

                  Pursuant to Article SEVENTH of the registrant's Certificate of Incorporation, as amended, the registrant will indemnify its corporate agents (as defined in the NJBCA) to the fullest extent permitted by Section 14A:3-5 of the NJBCA and pursuant to Article EIGHTH of the registrant's Certificate of Incorporation, as amended, the personal liability of the directors is limited to the fullest extent permitted by Section 14A:2-7(3) of the NJBCA.

                  Prior to Ira J. Hechler's being elected to the Board of Directors (the "Board"), the registrant entered into an indemnification agreement with Mr. Hechler in order to encourage Mr. Hechler to serve on the Board. Mr. Hechler ceased to be a director of the registrant in April 1999. Pursuant to such agreement, Mr. Hechler, and his heirs, executors and administrators, will be indemnified and held harmless by the registrant to the fullest extent permitted by the NJBCA (described above) against all expenses reasonably incurred or suffered in any action, suit or proceeding involving Mr. Hechler by reason of the fact that he was a director of the registrant or served in another capacity at the request of the registrant.

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                  Pursuant to a certain Purchase Agreement dated May 29, 1992 between Mr. Hechler and the registrant, the registrant also agreed to enter into indemnification agreements (in the same form as the indemnification agreement with Mr. Hechler) with the directors that were nominated by Mr. Hechler and elected to the Board.

                  The registrant has entered into employment agreements with Ira
B. Lampert ("Lampert"), the Chairman and Chief Executive Officer, and Steve Jackel ("Jackel"), the former President and Chief Operating Officer and currently a consultant to the registrant, which include certain indemnification provisions. Pursuant to such provisions, each of Lampert and Jackel, as the case may be, will be indemnified and held harmless by the registrant to the fullest extent permitted or authorized by the registrant's Certificate of Incorporation or By-laws, or the NJBCA (described above) against all expenses reasonably incurred or suffered in any action, suit or proceeding involving Lampert or Jackel by reason of the fact that Lampert or Jackel is or was a director, officer, or employee of the registrant or served in another capacity at the request of the registrant.

                  The registrant has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.


Item 8.  Exhibits

                  4-1 Form of Common Stock Certificate, previously filed with the Commission as an Exhibit to the registrant's Registration Statement on Form S-18 (No. 33-21156), declared effective July 12, 1988, and incorporated herein by reference.

                  5-1      Opinion of counsel re: legality

                  23-1     Consent of Independent Certified Public Accountants

                  23-2     Consent of counsel
                           (included in Exhibit 5-1 above)

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Item 9.  Undertakings

A.       Post-Effective Amendments

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("1933 Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

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         (2) That, for the purpose of determining any liability under the 1933
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Subsequent Documents Incorporated by Reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Incorporated Annual and Quarterly Reports

                  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


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D.       Claims for Indemnification

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hollywood, State of Florida on this 11th day of June, 1999.

                                           CONCORD CAMERA CORP.
                                           (Registrant)

                                           By: /S/ Ira B. Lampert
                                              -----------------------
                                              Ira B. Lampert, Chief
                                                Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


     Signature                        Title                       Date
     ---------                        -----                       ----
(1) Principal Executive
      Officer:

    /S/ Ira B. Lampert          Chief Executive               June 11, 1999
    ----------------------      Officer, Chairman,
    Ira B. Lampert              President and
                                Director


(2) Principal Financial
     Officer and Principal
     Accounting Officer:

    /S/ Harlan I. Press         Corporate                     June 11, 1999
    -----------------------     Controller and
    Harlan I. Press             Assistant Secretary



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(3) Majority of Directors:


    /S/ Eli Arenberg            Director                      June 11, 1999
    -----------------------
    Eli Arenberg


    /S/ Morris H. Gindi         Director                      June 11, 1999
    -----------------------
    Morris H. Gindi


    /S/ Joel L. Gold            Director                      June 11, 1999
    -----------------------
    Joel L. Gold


    /S/ J. David Hakman         Director                      June 11, 1999
    -----------------------
    J. David Hakman


    /S/ Kent M. Klineman        Director                      June 11, 1999
    -----------------------
    Kent M. Klineman



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                                  EXHIBIT INDEX




Exhibit

4-1 Form of Common Stock Certificate, previously filed with the Commission as an Exhibit to Registrant's Registration Statement on Form S-18 (No. 33-21156), declared effective July 12, 1988, and incorporated herein by reference.

5-1      Opinion of counsel re: legality

23-1     Consent of Independent Certified Public Accountants

23-2     Consent of counsel
                    (included in Exhibit 5-1 above)